Exhibit 10.1

August 10, 2023

INVO Bioscience, Inc.

5582 Broadcast Ct.

Sarasota, FL 34240

Ladies and Gentlemen:

Please be advised that effective August 16 2023, I hereby voluntarily agree to temporarily reduce the Annual Base Salary under my Employment Agreement dated October 16, 2019 from $260,000 to $105,000 until further notice.

Regards,

/s/ Steve Shum
Steve Shum

ACCEPTED AND AGREED:

INVO Bioscience, Inc.

By:	/s/ Andrea Goren
Andrea Goren, CFO

-1-